Exhibit 10.62

Endeavor Operating Company, LLC	Endeavor Group Holdings, Inc.
9601 Wilshire Boulevard Beverly Hills, CA 90210

April 19, 2021

Ariel Emanuel

[Address]

Dear Mr. Emanuel:

For purposes of this letter agreement (the “Letter Agreement”) by and between Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC”), Endeavor Group Holdings, Inc., a Delaware corporation (“EGH”), and Ariel Emanuel (“Grantee”), reference is hereby made to that certain Future Incentive Units Award Agreement, dated March 13, 2019 (the “Award Agreement”) by and between EOC, EGH, you and, for limited purposes, WME Iris Management Holdco II LLC, a Delaware limited liability Company, WME Iris Management V Holdco, LLC, a Delaware limited liability company and WME Holdco, LLC, a Delaware limited liability company, pursuant to which EOC and EGH granted you rights to receive Future Incentive Units (as defined in the Award Agreement).

Notwithstanding anything to the contrary in the Award Agreement, for good and valuable consideration (including EGH’s consummation of its initial public offering (the “IPO”) and the benefits to you in connection therewith), the receipt and sufficiency of which are hereby acknowledged, EOC, EGH and Grantee hereby acknowledge and agree that (a) Grantee is not entitled to (and is not expected to be entitled to) any Future Incentive Awards in connection with the IPO or any transactions related thereto and (b) effective as of immediately prior to the closing of the IPO, all of Grantee’s rights to receive Future Incentive Units are hereby cancelled and forfeited without any payment owed to Grantee therefor. Grantee hereby (a) unconditionally, irrevocably and absolutely releases and forever discharges EOC, EGH, and their affiliates from any claims or liabilities arising from, relating to, or in any way connected with Future Incentive Units or any other rights in respect thereof and (b) represents that he has not assigned or transferred, or purported to assign or transfer, the Future Incentive Units (or any interest therein) to any other person or entity.

Except as expressly modified by this Letter Agreement, all other terms, conditions and provisions of the Award Agreement (including, without limitation, those with respect to equity awards not related to the Future Incentive Units) shall remain in full force and effect. This Letter Agreement has been duly executed and delivered to Grantee and shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. In the event of any conflict between this Letter Agreement and the Award Agreement, the terms and conditions of this Letter Agreement shall control. This Letter Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions and preliminary agreements. This Letter Agreement may not be amended except in writing executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Letter Agreement to be executed as of the date first above written.

ENDEAVOR OPERATING COMPANY, LLC

By:
Its Authorized Signatory

ENDEAVOR GROUP HOLDINGS, INC.

By:
Its Authorized Signatory

WME IRIS MANAGEMENT HOLDCO II, LLC

By:
Its Authorized Signatory

WME IRIS MANAGEMENT V HOLDCO, LLC

By:
Its Authorized Signatory

WME HOLDCO, LLC

By:
Its Authorized Signatory

ARIEL EMANUEL

[Signature Page to Amendment to Future Incentive Units Award Agreement]